EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 (No. 33-59641, 33-59643, 33-59645, 333-15537, 333-30125, 333-38895, 333-77323, 333-65818, and 333-65846) of CT Communications, Inc. of our reports dated February 13, 2004, except for Note 8, as to which the date is March 3, 2004, relating to the financial statements of the North Carolina RSA 5 Cellular Partnership, North Carolina RSA 15 Cellular Partnership, South Carolina RSA No. 3 Cellular General Partnership, South Carolina RSA No. 4 Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership, South Carolina RSA No. 6 Cellular General Partnership, South Carolina RSA No. 7 Cellular General Partnership, and South Carolina RSA No. 9 Cellular General Partnership and of our reports dated February 13, 2004, except for Note 9, as to which the date is March 3, 2004 relating to the financial statements of the South Carolina RSA No. 2 Cellular General Partnership and South Carolina RSA No. 8 Cellular General Partnership, which appear in CT Communication’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Little Rock, Arkansas

March 8, 2004